Exhibit 23.1

Vavrinek, Trine, Day & Co., LLP Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Form 8-K Current Report filed with the Securities and Exchange Commission of our report dated March 22, 2012, with respect to the balance sheets of The Private Bank of California as of December 31, 2011 and 2010, the related statements of operations, shareholders’ equity, and cash flows for the years then ended.

Laguna Hills, California

April 10, 2013

25231 Paseo De Alicia, Suite 100     Laguna Hills, CA 92653     Tel: 949.768.0833     Fax: 949.768.8408     www.vtdcpa.com

FRESNO — LAGUNA HILLS — PALO ALTO — PLEASANTON — RANCHO CUCAMONGA — SACRAMENTO